                                                              EXHIBIT 10.66


                       AGREEMENT FOR PURCHASE AND SALE OF
                             MANUFACTURED HOME LOANS

         This Agreement for Purchase and Sale of Manufactured Home Loans ("Agreement") is made and entered into as of June 27, 2003 by and between Origen Financial, L.L.C., a Delaware limited liability company ("Buyer") and Sun Home Services, Inc., a Michigan corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth herein, certain residential Manufactured Home loans and Mortgage Loans on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration for the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, the following words and phrases shall have the meanings ascribed to them herein below:

                  A. "Accrued Interest" with respect to each Contract means interest at the Contract rate accrued and unpaid from the date last paid.

                  B.       "Closing Date" means the date of this Agreement.

                  C. "Contract" or "Contracts" shall mean certain loans originated or purchased by Seller or its affiliates which are evidenced by Manufactured Home retail installment sales contracts, installment loan agreements, or other security instruments covering the sale of such Manufactured Home(s) or which constitute Mortgage Loans which evidence an Obligor's obligation to pay the indebtedness provided for therein and evidence the respective security interest in a Manufactured Home which are further identified as Exhibit C to this Agreement.

                  D. "Cut-Off Date" means the close of business on the business day immediately preceding the Closing Date, as of which activity in all Contracts shall be deemed to have been cut off and all balances shall be deemed to have been frozen, solely for the purposes of determining the Purchase Price and Settlement.

                  E. "Escrow" shall mean any funds held in trust by Seller for payment of insurance premiums, or taxes due on any Contract.

                  F. "Manufactured Home" shall mean a unit of manufactured housing, including all accessions thereto, securing the indebtedness of an Obligor under a Contract.

                  G. "Mortgage" means a security interest in a parcel of real estate on which is located a residential structure.

                  H. "Mortgage Loan" means a promissory note secured by a Mortgage.

                  I. "Mortgaged Property" shall mean the parcel of real property including a residential structure which secures a Mortgage.

                  J. "Obligor" shall mean any person or persons who have obligated themselves on the Contracts as evidenced by their signature on the Contract, including co-makers, co-signors, and guarantors.

                  K. "Principal Balance" shall mean the amount of principal on any of the Contracts that has not been paid, as reflected on Seller's books and records.

                  L.       "Purchase Price" means $35,898,085.45.

                  M. "Schedule of Contracts" means the schedule listing the Contracts purchased hereunder, in the form attached to this Agreement as Exhibit C, and delivered in accordance with this Agreement.

                  N. "Settlement" shall mean the transfer of the funds from Buyer to Seller in an amount equal to the Purchase Price, less any funds held in Escrow by Seller on any Contract and less any funds held in suspense by Seller on any Contract.

         2.       Purchase and Sale of Contracts.

                  A. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller agrees to convey, sell, assign, transfer and deliver to Buyer, without recourse, all of Seller's right, title and interest in the Contracts described in the Schedule of Contracts, in exchange for payment by Buyer to Seller of the Purchase Price. Buyer agrees to accept from Seller as of the Closing Date, all of Seller's right title, and interest in the Contracts without recourse to Seller. Seller and Buyer intend that the sale of the Contracts will constitute a sale of each Contract.

                  B. On the Closing Date, Buyer agrees to pay Seller the Purchase Price, $28,618,549.57 of which shall be paid by wire transfer of immediately available funds and the remainder of which shall be paid by delivery of a Convertible Promissory Note in the original principal amount of $7,279,535.88, which shall be convertible at any time at Seller's option into a preferred equity interest of Buyer's subsidiary, Origen Securitization Company LLC, on terms mutually agreeable to the parties. The consideration payable by Buyer to Seller for the Contracts constitutes reasonably equivalent value and fair consideration for the Contracts and such consideration is based on terms consistent with an arms-length transaction.

                  C. All sales, transfer, documentary stamp, recording and other similar taxes and/or fees which may be due or payable in conjunction with this sale shall be borne by, Seller. Buyer will be responsible for any expense related to change of lien holder.

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


         3.       Transfer Documentation and Notice.

                  A. Seller shall deliver to Buyer on the Closing Date a power of attorney substantially in the form of Exhibit A hereto, authorizing Buyer to, among other things, take such action as may be necessary to more fully vest Buyer's right, title and interest in the conveyed property.

                  B. With respect to each Contract, Seller, at Seller's expense, shall take such actions and execute such documents as necessary to reflect that Buyer is the new owner of each Contract.

                  C. At Seller's expense, upon Buyer's request, Seller shall deliver notification to the Obligors as to the transfer of lienholder and instructions as to where future payments and correspondence are to be sent.

                  D. At Seller's expense, upon Buyer's request, Seller shall deliver notification to the Obligors to change the loss payee on the respective hazard insurance policy for each Contract, which notification may accompany or be included in Seller's letters contemplated in Section 3, Paragraph C hereof.

         4. Seller Representations and Warranties. Seller hereby represents and warrants to Buyer, as of the Closing Date as follows:

                  A. Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to own its assets and to transact the business in which it is currently engaged.

                  B. Authorization; Binding Obligations. Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed, and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller, enforceable in accordance with the terms, except as enforcement of such terms may be limited by Bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally and by the availability of equitable remedies.

                  C. Litigation. No litigation or administrative proceeding of or before any court or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement which, if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or the Contracts.

                  D. Deliveries. All Contract information, Contract files, customer files, documents, correspondence, in all formats (paper, computer or otherwise) and other items to be delivered by Seller pursuant to this Agreement, shall be either hand delivered or shipped Federal Express to Buyer by the Closing Date or on such date the parties mutually agree, and in all instances in a timely manner in accordance with the terms of this Agreement.

                  E. No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation, or any other decree of any court applicable to the Seller or the charter or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party, or by which the Seller may be bound.

         5. Representations and Warranties with Respect to Contracts. For each Contract purchased by Buyer, Seller hereby represents and warrants to Buyer that, as of the Closing Date:

                  A. Schedule of Contracts. The information set forth in the Schedule of Contracts is true and correct.

                  B. No Omissions. There have been no omissions or misrepresentations in any document provided or statement made to Buyer concerning the Contracts by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

                  C. No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to Seller's knowledge, threatened against Seller with respect to any of the Contracts.

                  D. Acceptability of Investment. Seller is unaware of any fact or omission that would make any Contract unacceptable as an investment by a prudent secondary market investor.

         6. Buyers Representations and Warranties. Buyer hereby represents and warrants to Seller, as of the Closing Date as follows:

                  A. Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its assets and to transact the business with which it is currently engaged.

                  B. Authorization; Binding Obligation. Buyer has the power and authority to make, execute, deliver and perform this Agreement and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed, and delivered, this Agreement will constitute the legal, valid and binding obligation of the Buyer, enforceable in accordance with the terms, except as enforcement of such terms may be limited by Bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally and by the availability of equitable remedies.

                  C. No Violations. The execution, delivery and performance of this Agreement by Buyer will not violate any provision of any existing law or regulation, or any other decree of any court applicable to the Buyer or the certificate or partnership agreement of Buyer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Buyer is a party, or by which Buyer may be bound.

         7.       Assignments.

                  A.       On the Closing Date, Seller will execute Exhibit
         A and B and any and all other documentation necessary to transfer Seller's right, title, and interest in the Contracts to Buyer, including Certificates of Title, UCC-1's, UCC-3's, assignments of mortgage, insurance policies, and other documentation that may be required to protect Buyer's right, title, and interest in the Contracts and proceeds therefrom.

                  B. On the Closing Date, Seller will execute a Power of Attorney, substantially in the form of Exhibit A attached, and an Assignment of Notes and Liens, substantially in the form of Exhibit B attached, to facilitate the assignment or perfection of the security interest in favor of Buyer.

         8.       Documentation.

                  A. On the Closing Date, Seller will provide to Buyer an original Certificate of Title, or recorded application for title in non title holding states and/or filed UCC, where applicable and an original contract, note, or other debt instrument on each Contract. As to Mortgage Loans, Seller shall execute and deliver an assignment of mortgage for each Mortgage. Buyer, at its option, may accept blanket assignments on a county-by-county basis.

                  B. Within ten days after the Closing Date, Seller will remit to Buyer or Buyer's designee all remaining documentation which Seller has in its possession no matter the form, (i.e. computer documentation, computer tape, microfilm, paper) on all of the Contracts, including, but not limited to, records of account history, insurance policies, credit applications, credit reports, landlord waivers, bills of sale, powers of attorney, and any correspondence or other documentation pertaining to the Contracts.

         9.       Additional Covenants.

                  A. On the Closing Date, Seller will execute a Power of Attorney in form and content acceptable to Seller, to enable Buyer to negotiate checks, drafts, money orders or other payment instruments that are made payable to Seller and received after the Closing Date.

                  B. Seller will assist Buyer in reconciling payment or other disputes with Obligors involving due dates, Principal Balances, or the application of funds to the Contracts by Seller.

                  C. Seller will record the transaction on its books and records consistent with generally accepted accounting principles.

         10. Hold Harmless. Seller will hold Buyer harmless from and against any claims made against Buyer after the Closing Date for actions or omissions of Seller prior to the Closing

Date. Seller may, at its option, investigate, negotiate, defend and/or settle, at its own expense, and Buyer covenants and agrees to assist and cooperate with Seller, its employees, agents, attorneys and officers in all reasonable requests of Seller, pursuant to this paragraph.

         11. Notices. Any notice, demand or communication which either party desires or is required to give to the other party in connection with the Agreement must be in writing and must be either served personally or sent by fax and overnight mail, addressed to the other party, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Section:

         IF TO BUYER:      Origen Financial L.L.C.
                           27777 Franklin Road, Suite 1700
                           Southfield, MI 48034
                           Fax:  (248) 746-7091
                           Attn.:  Ronald A. Klein

         IF TO SELLER:     Sun Home Services, Inc.
                           27777 Franklin Road, Suite 200
                           Southfield, MI 48034
                           Fax:  (248) 208-2645
                           Attn.:  Gary A. Shiffman

         12. Captions. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. Assignment. Buyer may freely assign any of its rights or obligations hereunder.

         14. Severability. If any part or provision of this Agreement is invalid or unenforceable under any law, such part or provision is and will be totally ineffective to that extent, but the remaining provisions or parts will be unaffected.

         15. Counterparts. This Agreement may be executed in one or more counterparts or duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreements or understandings between the parties.

             [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLER:

SUN HOME SERVICES, INC.,
a Michigan corporation

BY:      /s/ Gary A. Shiffman
   --------------------------------------------------
         Gary A. Shiffman, President

BUYER:

ORIGEN FINANCIAL L.L.C.,
a Delaware limited liability company

BY:      /s/ Ronald A. Klein
   --------------------------------------------------
         Ronald A. Klein, Manager

                                    EXHIBIT A
                            LIMITED POWER OF ATTORNEY

         The undersigned, Sun Home Services, Inc., a Michigan corporation ("Seller"), hereby constitutes and appoints any officer of Origen Financial L.L.C., a Delaware limited liability company ("Buyer"), its true and lawful attorney-in-fact and agent with power and authority to do any and all acts and things reasonably necessary to transact all business connected with retail installment sales contracts, installment loan agreements, notes, mortgages, deeds of trust and security deeds or other security instruments secured by manufactured housing and related real property (the "Contracts") and/or financing statements assigned by Seller to Buyer, on which Seller or its predecessors are listed as lien holder, beneficiary or the like, a schedule of said Contracts being attached hereto as Exhibit A1, including but not limited to, the following:

         a) Endorse, without recourse pursuant to a stamp approved by Seller, notes, checks or other instruments of payment made on the Contracts;

         b) Execute assignments, without recourse from Seller to Buyer of security and lien-creating instruments related to the Contracts;

         c) Execute releases of liens, security interests and the like with respect to the Contracts;

         d) Execute and deliver, on behalf of itself, the lienholder of record and/or Seller, as applicable or appropriate, any and all instruments of satisfaction or cancellation, or partial or full release or discharge and all other comparable instruments with respect to the Contracts or to the manufactured housing securing the Contracts and other related collateral securing such Contracts including, without limitation, any discharges, releases, satisfactions, bills of sale, financing statements, continuation statements, certificates of title, assignments of title, transfers of title or registration or similar forms with respect to any of the manufactured housing and related collateral;

         e) Sign and file, without Seller's signature, such finance and continuation statements, amendments and supplements thereto and other documents which Buyer may from time to time deem necessary to perfect, preserve and protect its security interest in the chattel paper and related collateral;

         f) Execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Seller as may be required or deemed desirable to accomplish any and all of the actions described herein and carry out the purpose of this Limited Power of Attorney; and

         g) Demand, enforce, reduce to possession, collect, receive, receipt for, endorse, compromise, settle or assign without recourse any and all indebtedness, notes, commercial paper, promises to pay, retail installment sales contracts, chattel paper, instruments, chooses in action and other obligations described in Exhibit A1, together with all monies due to or become due under said Contracts after the Cut-Off Date, including, without limitation payahead, proceeds from any recourse to dealers and proceeds from claims on any insurance policies relating to such Contracts and any and all claims, chooses in action and rights and causes of action relating thereto, including, without limitation, any and all real estate and personal property, security instruments and insurance policies held as security for said Contracts, and all other property of every kind identified in said whole or in part and in connection therewith to execute, acknowledge or handle any instruments in writing which may become necessary in order to carry the foregoing powers into effect.

         Buyer is hereby empowered to do any and all lawful action required for effecting the transfer of the Contracts and the security interests granted thereby, and Seller hereby ratifies and confirms any and all lawful acts that Buyer shall do pursuant to and conformity with this Limited Power of Attorney. Seller further grants unto Buyer and its agents full authority and power to do and perform any and all acts necessary or incident to the execution of the powers herein expressly granted, as the Seller or its agents might or could do if personally present.

         To induce any third party to act hereunder, Seller hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice of knowledge of such revocation or termination shall have been received by such third party, and Seller for itself and for its legal representatives, successors and assigns hereby agree to indemnify and hold harmless any such third party by reason of such third party having relied on the provisions of this instrument.

         Seller has given this Limited Power of Attorney in connection with the sale of the Contracts pursuant to the Agreement for Purchase and Sale of Manufactured Home Loans dated June 27, 2003 (the "Purchase Agreement") between Buyer and Seller and to induce Buyer to purchase the Contracts. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

         This Limited Power of Attorney coupled with an interest in the transaction, is irrevocable and shall terminate 12 months after the latest maturity of any Contract.

         Seller executes this Limited Power of Attorney with the intent to be legally bound hereby and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

Dated: June 27, 2003


ATTEST:                                       SUN HOME SERVICES, INC.,
                                              a Michigan corporation

                                              BY:
                                                 -----------------------------
By:                                               Gary A. Shiffman, President
    -------------------------
Its:
    -------------------------

State of
         -------------------------------------
County of
          ------------------------------------

         I HEREBY CERTIFY that on this 27th day of June, 2003, before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Gary A. Shiffman, who acknowledged himself to be President of Sun Home Services, Inc., who further acknowledged that he as President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Gary A. Shiffman by himself as President.

         IN WITNESS my name and notary seal.

         (seal)
                                            ------------------------------------
                                            Notary Public, State of
                                                                    ------------

My commission expires:
                      ----------------------

                                   EXHIBIT A1

                                    EXHIBIT B

                          ASSIGNMENT OF NOTES AND LIENS

KNOW ALL MEN BY THESE PRESENTS THAT:

Sun Home Services, Inc., a Michigan corporation ("Seller"), the present legal and equitable owner and holder of those certain Contracts in connection with the sale of certain Manufactured Homes and more fully described on Exhibit B1 attached hereto, secured by those certain security interests covering certain Manufactured Homes (the Contracts and related notes, security agreements and such other instruments evidencing, securing or pertaining to the indebtedness collectively referred to as the "Loan Documents"), desires to assign all its right, title, and interest in and to the Loan Documents to Origen Financial L.L.C., a Delaware limited liability company ("Buyer").

         NOW, THEREFORE, for and in consideration of value received, Seller hereby, sells, assigns, and transfers to Buyer all of Seller's right, title and interest in and to the Loan Documents. Buyer hereby accepts such assignment and assumes any and all obligations of Seller under the Loan Documents with respect to any Escrows and any and all other obligations of Seller under the Loan Documents accruing from and after the date hereof.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement for Purchase and Sale of Manufactured Home Loans between Seller and Buyer dated June 27, 2003.

Dated: June 27, 2003

SELLER:

SUN HOME SERVICES, INC.,
a Michigan corporation


BY:
   -------------------------------------------
         Gary A. Shiffman, President

BUYER:

Origen Financial L.L.C.


By:
   -------------------------------------------
         Ronald A. Klein, Manager

State of Michigan
County of Oakland

         I HEREBY CERTIFY that on this 27th day of June, 2003, before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Gary A. Shiffman, who acknowledged himself to be President of Sun Home Services, Inc., who further acknowledged that he as President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Gary A. Shiffman by himself as President.

         IN WITNESS my name and notary seal.

         (seal)
                                            ------------------------------------
                                            Notary Public, State of
                                                                    ------------

My commission expires:
                      ----------------------

                                   EXHIBIT B1

                                    EXHIBIT C

                              SCHEDULE OF CONTRACTS























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